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                       SECURITIES AND EXCHANGE COMMISSION
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                             Washington, D.C. 20549

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                                   Form SB - 2
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                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               TELCOM DIRECT, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

          Nevada                        5056                       51-0437237
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(State or other jurisdiction of (Primary Standard Industrial     (IRS Employer
 incorporation or organization) Classification Code Number)  identification No.)


                           4790 Caughlin Pkwy, Ste 387
                                 Reno, Nv 89509
                                  775-827-4557
     ---------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Charles J. Smith
                           4790 Caughlin Pkwy, Ste 387
                                 Reno, Nv 89509
                                  775-827-4557
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            The O'Neal Law Firm, P.C.
                       Attention: William D. O'Neal, Esq.
                              668 North 44th Street
                                   Suite #233
                             Phoenix, Arizona 85008
                               Ph: (602) 267-3855
                               Fax: (602) 267-7400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

  Title of each                  Proposed          Proposed
     Class of                     Maximum           Maximum         Amount of
  Securities to  Amount to be   Offering Price     Aggregate       Registration
  be Registered   Registered    per Share (1)(2)   Offering Price      Fee
---------------- -------------- ---------------- -------------------------------
Common Stock       5,007,000      $0.15             $751,050         $95.15

--------------------------------------------------------------------------------

Telcom hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                                   PROSPECTUS
                                 -------------
                        5,007,000 shares of common stock

                               TELCOM DIRECT, INC.
                           4790 Caughlin Pkwy, Ste 387
                                 Reno, Nv 89509
                                  775-827-4557

    5,007,000 shares of common stock of Telcom Direct, Inc. ($0.15 per share)

This is an offering of 5,007,000 shares of common stock by the selling shareholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares.

There is currently no public market for our shares.

The sales price to the public was set by the selling shareholders at $0.15 per share for a total of $751,050. The price of $0.15 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS. See "Risk Factors," which begins on page 7.

Neither the SEC nor any state securities commission has approved or disapproved these securities, passed upon the adequacy or accuracy of this prospectus, or made any recommendation that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is June 30, 2004.

                                TABLE OF CONTENTS


PART I - Summary Information and Risk Factors..................................5

  Prospectus Summary...........................................................5
  The Offering.................................................................5
  Summary of Financial Information.............................................6
  Risk Factors.................................................................6
  Forward-Looking Statements..................................................10
  Use of Proceeds.............................................................10
  Determination of Offering Price.............................................10
  Dilution....................................................................11
  Selling Security Holders....................................................11
  Plan of Distribution........................................................14
  Legal Proceedings...........................................................15
  Directors, Executive Officers, Promoters and Control Persons................15
  Security Ownership of Certain Beneficial Owners and Management..............16
  Description of Securities...................................................16
  Interests of Named Experts and Counsel......................................17
  Description of Business.....................................................17
  Management's Discussion and Analysis or Plan of Operation...................21
  Description of Property.....................................................22
  Certain Relationships and Related Transactions..............................22
  Market for Common Equity and Related Shareholder Matters....................22
  Dividend Policy.............................................................23
  Executive Compensation......................................................23
  Shares Eligible for Future Sale.............................................23
  Legal Matters...............................................................23
  Securities Act Indemnification Disclosure...................................24
  Experts.....................................................................24
  Transfer Agent..............................................................24
  Changes in and Disagreements with Accountants on Accounting and Financial
  Disclosures.................................................................24

PART II - Financial Statements................................................26

PART III - Information Not Required in Prospectus.............................32
  Indemnification of Officers and Directors...................................32
  Other Expenses of Issuance and Distribution.................................33
  Recent Sales of Unregistered Securities.....................................33
  Exhibits....................................................................34
  Undertakings................................................................34
Signatures....................................................................35

PART I - SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY
------------------

Unless the context indicates otherwise, all references in this prospectus to "we," "us" or "Telcom," refer to Telcom Direct, Inc., a corporation formed under the laws of the State of Nevada on December 6, 2002.

Telcom is a company engaged in the business of the purchase of new and used telephone equipment and the retail sale of new and used phone equipment. We will also conduct business on the Internet. The potential customer can view numerous pre-configured business systems or simply review the online catalog for individual items.

We offer a full line of products from manufacturers with a particular emphasis on Northern Telecom (Nortel) and AT&T (Lucent). Business products and services offered include complete telephone and voice mail systems; computer-networking as well as voice/data wire and cable; all products are offered both new and reconditioned.

Our executive offices are located at 4790 Caughlin Pkwy, Ste 387, Reno, Nevada 89509. Our telephone number is 775-827-4557.


                                  THE OFFERING
                                  ------------

Securities Offered: Up to 5,007,000 shares of common stock. The securities being offered are those of the existing shareholders only.


Price per share:    $0.15 as determined by the selling  shareholders.  The price of $0.15 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.


Securities Issued   5,007,000 shares of common stock were issued and outstanding
And Outstanding:    as of the date of this prospectus.


Use of Proceeds:    We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Plan of
Distribution:       We are unaware of the nature and timing of any future  sales of our common stock by existing security shareholders.


Registration Costs: We  estimate  our total  offering  registration  costs to be
                    $24,045.15.

SUMMARY OF FINANCIAL INFORMATION
--------------------------------
The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Income Statement                   2004       2003
------------------------------  ---------- ----------
Revenues                          $16, 933    $47,422
Net Income (Loss)                 $(15,923    $(2,223)
Net Income (Loss) per Share            $ a        $ a

Balance Sheet
Total Assets                       $ 4,356    $26,937
Total Liabilities             $          0    $18,658
Shareholders' Equity (Deficit)     $ 4,356    $26,937

a = less than $0.01

RISK FACTORS
------------
Investors in Telcom Direct, Inc. should carefully consider the following risk factors associated with our plans and product:

Lack of acceptance and effectiveness of Internet Electronic Commerce may affect our ability to market our products.

Our success in marketing our products on-line, as well as through other mediums will be dependent on consumer acceptance of e-retailing and an increase in the use of the Internet for e-commerce. If the markets for e-commerce do not develop or develop more slowly than we expect, our e-commerce business may be harmed. If Internet usage does not grow, we may not be able to realize revenues in 2004 from Internet advertising and sponsorships, which also may harm both our retail and e-commerce businesses. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and e-commerce is uncertain. A number of factors may inhibit the growth of Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

Unreliability of Internet infrastructure may affect our ability to market our products.

If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face additional outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of our website (under construction) may be reduced. Even if the Internet infrastructure is adequately developed and maintained, we may incur substantial expenditures in order to adapt our services and products to changing Internet technologies. Such additional expenses could severely harm our financial results.

Transactional security concerns may affect our ability to market our products.

A significant barrier to Internet e-commerce has been the problems encountered in the secure transmission of confidential information over public networks. Any breach in security could cause interruptions and have an adverse effect on our business.

Governmental regulation of communications equipment and the Internet may affect our ability to sell our products.

The equipment we sell must meet standards as set forth by the U.S. Federal Communications Commission. If new or additional regulations are enacted, then they could have an adverse affect on our business. Until such regulations are proposed, we are unable to predict the nature of any such affect.

Possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted.

Laws and regulations may be adopted in the future that address issues including user privacy, pricing, taxation and the characteristics and quality of products and services sold over the Internet. Possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with our business, the extent of which cannot be predicted.

Competition in selling communications equipment may affect our ability to retain and hold customers and our revenues would decrease.

We face significant competition from other companies selling communications equipment, including those selling refurbished equipment. Other firms in this field are much larger and better capitalized than we are and have established customer bases. As a result, many of our present and potential competitors are likely to enjoy substantial competitive advantages, including more fully-developed e-commerce opportunities, larger technical and production staffs, and substantially greater financial, marketing, technical and other resources. Such competition could result in reduced margins or loss of market share, any of which could harm our business. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, and our revenues will decrease.

Control by officers and directors over our affairs may override wishes of other stockholders.

Our officers and directors beneficially own approximately 79% of the outstanding shares of our common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over our affairs. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control these voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of our company.

Loss of any of current management could have an adverse impact on our business and prospects.

Our success is dependent upon the hiring of key administrative personnel. None of our officers, directors, and key employees has an employment agreement with Telcom; therefore, there can be no assurance that these personnel will remain employed by Telcom after the termination of such agreements. Should any of these individuals cease to be affiliated with Telcom for any reason before qualified replacements could be found, there could be material adverse effects on our business and prospects. As experience has shown it is extremely important to maintain a strong, balanced sales force as well to help support our growth. Any personnel loses in the sales department would have a negative effect.

In addition, all decisions with respect to the management of Telcom will be made exclusively by our officers and directors. Investors will only have rights associated with stockholders to make decisions, which affect our company. Our success, to a large extent, will depend on the quality of our directors and officers. Accordingly, no person should invest in the shares unless he or she is willing to entrust all aspects of the management of Telcom to our officers and directors.

We may be required to indemnify our directors and officers against certain liabilities.

Our articles of incorporation of provide that the personal liability of a director or officer of Telcom or the shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. In addition, our articles and the bylaws provide for indemnification of our officers and directors. Also, the Nevada Revised Statutes provide for permissive indemnification of officers and directors and we may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by Telcom in covering any liability of such persons or in indemnifying them.

Potential conflicts of interest may affect the ability of our officers and directors to make decisions in the best interests of our company.

Some of the officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of Telcom. As a result, conflicts of interest may exist between Telcom and our officers and/or directors, which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities, which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to our company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to our board of directors any proposed investments for its evaluation.

No cumulative voting may affect the ability of some shareholders to influence the management of our company.

Holders of our shares of common stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of our directors, and the minority shareholders will not be able to elect a representative to the board of directors.

Sale of shares eligible for future sale could adversely affect the market price.

All of the approximate 3,800,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company, as defined, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these shareholders were sold under Rule 144 or a registered offering, the market price of our common stock could be adversely affected.

Shareholders could experience substantial dilution if we issue additional equity securities.

Over the next twelve (12) months, we intend to issue additional shares of our equity securities to raise additional cash to expand our operations. If we issue additional shares of our capital stock, shareholders will experience dilution in their respective percentage ownership in our company.

There is no public market for our common stock and there can be no assurance that our common stock will ever be publicly traded or appreciate significantly in value and our investors may not be able to liquidate their shares and could lose their entire investment.

There is no public market for shares of our common stock. We cannot guarantee that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. We, in conjunction with certain broker-dealers, intend to apply to the National Association of Securities Dealers ("NASD") to have our stock publicly traded on the Over-the-Counter Electronic Bulletin Board. No assurance can be given that such regulatory approval will ever be received. If our common stock becomes publicly traded, no assurance can be given that our common stock will ever be traded on an established national securities exchange or that our business strategy will be well received by the investment community. As a result, investors in our common stock may not be able to liquidate their shares and could lose their entire investment.

We have no present intention to pay dividends.

We have never paid dividends or made other cash distributions on the common stock, and do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of its business.

Penny stock regulations may have the effect of reducing the trading activity in the secondary market for our stock that becomes subject to those penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.


FORWARD-LOOKING STATEMENTS
--------------------------
You should be aware that any forward-looking statements in this prospectus involve risks and uncertainties as they are based on certain stated assumptions, which may apply only as of the date of this prospectus. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify these forward-looking statements and the actual results of our operations could differ materially from those anticipated in these forward-looking statements.


USE OF PROCEEDS
----------------
We will not receive the proceeds from the sale of any of the 5,007,000 shares offered by the selling shareholders. We are, however, paying the costs of registering those shares.


DETERMINATION OF OFFERING PRICE
-------------------------------
The shareholders set the offering price of the common stock at $0.15 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.15 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

DILUTION
------------
Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.


SELLING SECURITY HOLDERS
--------------------------
The following table sets forth the names of the selling shareholders and for each selling shareholder the number of shares of common stock beneficially owned as of June 30, 2004, and the number of shares being registered. The selling shareholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling shareholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering made hereby.

     The following table provides as of June 30, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;

2.   The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.   The percentage owned by each; and

5.   The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,007,000 shares outstanding on June 30, 2004.


-----------------------------------------------------------------------------------------------

Selling Shareholders                             Shares     Shares      Percentage  Percentage
                                                  of         of          of          of
                                    Shares of     Common     Common      Common      Common
                                    Common        Stock      Stock       Stock       Stock
                                    Stock         to be      Owned       Owned       Owned
                                    Owned         Offered    After       Before      After
                                    Prior to      for        the         the         the
                                    Offering      Sale       Offering    Offering    Offering
----------------------------------------------------- -----------------------------------------
Davod S. Acred                         500         500           0          Nil        0.00%
Alamo Planning (10)                245,000     245,000           0        4.89%        0.00%
Chris Allen                            500         500           0          Nil        0.00%
William Beaver                         500         500           0          Nil        0.00%
Alan Beckley                         1,000       1,000           0          Nil        0.00%
Nicole Borde                           500         500           0          Nil        0.00%
Cynthia Burg                           500         500           0          Nil        0,00%
Elaine Burg                            500         500           0          Nil        0.00%
Gerald A. Burg                         500         500           0          Nil        0.00%
Scott Burg                             500         500           0          Nil        0.00%
Stephen F. Burg                        500         500           0          Nil        0,00%
Laura Cataldo                        1,000       1,000           0          Nil        0.00%
Corey Crawford                         500         500           0          Nil        0.00%
The Cyprus Living Trust (1)          1,000       1,000           0          Nil        0.00%
Jesse Davidson                       1,000       1,000           0          Nil        0.00%
Peter deKrey                           500         500           0          Nil        0.00%
Robert Dingfield                     1,000       1,000           0          Nil        0.00%
Daniel Drorbaugh                       500         500           0          Nil        0.00%
Eurostar International Corp.         5,000       5,000           0          Nil        0.00%
(2)
Clark Fox                              500         500           0          Nil        0.00%
Melinda Fox                            500         500           0          Nil        0.00%
Christa Geralde                      5,000       5,000           0          Nil        0.00%
Georgette Geralde                    5,000       5,000           0          Nil        0.00%
Diane Hawkins                          500         500           0          Nil        0.00%
Vince Hawkins                          500         500           0          Nil        0.00%
Henson Construction, Inc.(3)       245,000     245,000           0        4.89%        0.00%
Peter Jacobs                           500         500           0          Nil        0.00%
Natalie Krygier                        500         500           0          Nil        0.00%
Thomas Krygier                         500         500           0          Nil        0.00%
Veronica Loux                          500         500           0          Nil        0.00%
Marta Magness                          500         500           0          Nil        0.00%
Lynne A. Marzonie                      500         500           0          Nil        0.00%
Joseph Miller                          500         500           0          Nil        0.00%
Kimberly Miller                        500         500           0          Nil        0.00%
Nevada Support, Inc.(4)            245,000     245,000           0        4.89%        0.00%
NVP Resources, Inc.(5)                 500         500           0          Nil        0.00%
William D. O'Neal(6)                 5,000       5,000           0          Nil        0.00%
Micheline Oliver                       500         500           0          Nil        0.00%
Norman Oliver                          500         500           0          Nil        0.00%
Kristin Sanley                         500         500           0          Nil        0.00%
Bethany Selleck                        500         500           0          Nil        0.00%




                                       12

SELLING SECURITY HOLDERS - continued
-----------------------------------------------------------------------------------------------

Selling Shareholders                             Shares     Shares      Percentage  Percentage
                                                  of         of          of          of
                                    Shares of     Common     Common      Common      Common
                                    Common        Stock      Stock       Stock       Stock
                                    Stock         to be      Owned       Owned       Owned
                                    Owned         Offered    After       Before      After
                                    Prior to      for        the         the         the
                                    Offering      Sale       Offering    Offering    Offering
-----------------------------------------------------------------------------------------------
Daryl Selleck                          500         500           0          Nil        0.00%
Daryl Jack Selleck                     500         500           0          Nil        0.00%
Dave Selleck                           500         500           0          Nil        0.00%
David J. Selleck                       500         500           0          Nil        0.00%
Natalie Shahraran                    1,000       1,000           0          Nil        0.00%
Leon Slade                             500         500           0          Nil        0.00%
Mark Smee                              500         500           0          Nil        0.00%
Charles J. Smith(7)               3,943,000  3,943,000           0       78.75%        0.00%
Michael Smith                        5,000       5,000           0          Nil        0.00%
Ramona Smith                         5,000       5,000           0          Nil        0.00%
Karen Sotomayor                        500         500           0          Nil        0.00%
Brooks Stark                           500         500           0          Nil        0.00%
Johan Stark                            500         500           0          Nil        0.00%
Strategic Strategies, Inc.(8)       245,000     245,000          0        4.89%        0.00%
Vail Investments,LLC(9)              1,000       1,000           0          Nil        0.00%
Aaron White                          1,000       1,000           0          Nil        0.00%
Diane Whitmore                         500         500           0          Nil        0.00%
William H. Whitmore                    500         500           0          Nil        0.00%
David Young                            500         500           0          Nil        0.00%
Philip M. Young                        500         500           0          Nil        0.00%
===============================================================================================
         Total                   5,007,000   5,007,000           0         100%        0.00%
===============================================================================================


(1)  Nina Krauchenko is the Trustee of the Cyprus Living Trust
(2) Eurostar International Corp. is a Delaware corporation controlled by Gloria Pantalakis.
(3)  Henson  Construction,  Inc.  is a Nevada  corporation  controlled  by Roger
     Olack.
(4)  Nevada Support, Inc. is a Nevada corporation controlled by Todd Fuller.
(5)  NVP Resources, Inc. is a Nevada corporation controlled by Nick Pelletier.
(6)  William D. O'Neal is our corporate legal counsel.
(7)  Charles J. Smith is our sole officer and director.
(8) Strategic Strategies, Inc. is a Nevada corporation controlled by Michael Anderson.
(9) Vail Investments, LLC is a Nevada limited liability company controlled by Nina Krauchenko.
(10) Alamo Planning is a Nevada Corporation controlled by Ramona Smith

Except as otherwise disclosed in footnotes 6 and 7 above, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Telcom other than as a shareholder as noted above at any time within the past three (3) years;
2.   Has ever been an officer or director of Telcom; or
3.   Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION
----------------------
The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions; or
3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.15. The price of $0.15 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale's by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have ours share of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.15 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The selling shareholders may sell the shares, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers' fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least five (5) business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. We will use our best efforts to update the registration statement and maintain its effectiveness for one year.


LEGAL PROCEEDINGS
------------------
We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
-------------------------------------------------------------

The directors and executive officers currently serving the Company are as follows:

Name               Age   Position             Term Commenced    Term Expires
--------------------------------------------------------------------------------
Charles J. Smith  56     Director/President   December 6, 2003  December 5, 2004


Mr. Smith may be deemed a "promoter" of Telcom, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Charles J. Smith, Age 56, Director/President

Mr. Smith has twenty-five years' experience as both an entrepreneur and consultant, with an emphasis on telecommunications business development and marketing strategies. From 1997 through June 2002 Mr. Smith served as President of Communications Plus, a provider of new and refurbished telephone equipment to the industry trade. From 1993 to 1996, Mr. Smith served as Executive Vice President of Cancall Cellular Communication. Cancall specialized in providing pre-paid cellular services to the credit challenged and rentals to the business traveler and international tourist, utilizing state of the art technology. Mr. Smith negotiated numerous airtime contracts with carriers such as Bell NYNEX, Airtouch, AT&T Wireless, GTE Wireless, Bell South and others, and personally operated corporate locations in Los Angeles, CA; San Francisco, CA; San Diego, CA; Las Vegas, NV; Hawaii; Washington, D.C. and Philadelphia and Pittsburgh, PA. Mr. Smith currently serves as a consultant to Gateway Access Solutions, a provider of wireless telecommunications. Mr. Smith does not serve as an officer and/or director of any other public company.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------
The following tables set forth, as of June 30, 2004, certain information with respect to the beneficial ownership of our common and preferred stock by (i) each director and officer of the Company, (ii) each person known to the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock, with such person's address, and (iii) all of the directors and officers as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of the shares and has sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner         Common Shares Beneficially
or Name of Officer or Director       Owned                           Percent
-------------------------------------------------------------------------------
Charles J. Smith                           3,943,000                   78.75%
78.75%
-------------------------------------------------------------------------------
Total Director/Officer                     3,943,000                   78.75%
5% Owners



DESCRIPTION OF SECURITIES
-------------------------
The following description is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws, as amended, and by the applicable provisions of Nevada law.

The authorized capital stock of Telcom consists of 25,000,000 shares of common stock having a par value of $.001 per share.

                                  Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The Articles of Incorporation do not permit cumulative voting for the election of directors which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of common stock are entitled to dividends out of funds legally available when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of liquidation, dissolution or winding up of the affairs of the company, holders are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.


INTERESTS OF NAMED EXPERTS AND COUNSEL
--------------------------------------
No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Telcom.

DESCRIPTION OF BUSINESS
------------------------
                                   The Company

Telcom was incorporated in the State of Nevada in December 2002. Our principal offices are located at 4790 Caughlin Pkwy, Ste 387, Reno, Nevada 89509. Our telephone number is 775-827-4557. Our fax number is 775-827-4552.

                                  The Business

Our principal business is the purchase of new and used telephone equipment and the retail sale of new and used phone equipment. We will also conduct business on the Internet (web site under construction). The potential customer will be able to view numerous pre-configured business systems or simply review the online catalog for individual items.

We offer a full line of products from manufacturers with a particular emphasis on Northern Telecom (Nortel) and AT&T (Lucent). Business products and services offered include complete telephone and voice mail systems; computer-networking T1/CSU's as well as voice/data wire and cable; all products are offered both new and reconditioned.

We also offer in-person relationships with corporate and institutional customers; telephone and online technical support; and next-day, on-site product service. Utilizing a simple concept: that by selling small business telephone systems directly to customers, we can best understand their needs and provide the most effective telecommunications solutions to meet those needs. Today, we are enhancing and broadening the fundamental competitive advantages of the direct model by increasingly applying the efficiencies of the Internet to our entire business.

Growth in the telecommunications market is fueled by a number of factors:

o    The need to transmit larger volumes of information

o    Increased spending by small and medium-sized companies

o    The desire to integrate voice and data

o Greater interoperability of equipment stemming from the development of standards

o    The search for cost-effective solutions

We arrange for system installation and management guides customers through technology transitions and provides an extensive range of other services. We design and customize products and services to the requirements of the organizations and individuals purchasing them and also sell an extensive selection of peripheral hardware and expansion software.

Our customer service differentiates us from our competitors. At the heart is our unique direct-to-customer business model. "Direct" refers to our relationships with our customers. There are no retailers or other resellers adding unnecessary time and cost, or diminishing our understanding of customer expectations.

o Price for Performance- we offer our customers powerful, richly configured systems at competitive prices.

o Customization - Every system is built to order. Customers get exactly what they want and need.

o Reliability - we use knowledge gained from direct customer contact before and after the sale to provide reliability and tailored customer service.

o Purchasing Technology - we introduce the latest relevant purchasing technology much more quickly than companies with slow moving indirect buyer channels. We have developed a "just in time" purchasing philosophy to satisfy the "just in time" needs of the business telephone end users.

                                Industry Overview

There is currently an increasing telecommunications aftermarket, a market that provides a lifeline of affordable technology to the mid-size company on a worldwide basis. However, with all the recent changes in technology and the increased demand for affordable product it only makes sense the company is placing itself in a position to participate in significant industry growth.

Today's technology empowers people by giving them immediate access to information required to complete a task, thereby allowing them to be more efficient and thus more productive. Also, the spectrum of technology is so vast that people can pick and choose the applications that are appropriate for their specific use, supporting continued growth in traditional technologies as well as emerging markets.

                             Company Market Strategy

Driven by the need to compete against the giants of their industry on a cost effective basis, small to mid-size companies want and need the best tools technology has to offer. Unfortunately, not all companies can afford them "NEW" or pay "RETAIL" prices.

Telcom can make these necessary tools available and affordable to companies of all sizes. We have identified the telecommunications aftermarket as a stepping-stone to gaining market share. In addition to marketing its products and generating leads on leading B2B e-commerce websites such as E-Bay, we advertise in numerous trade publications such as "The Mart", "The Gear" and "The Network", as well as participating in a private satellite link through Datacom offering live quotes for new and out of service equipment nationally through 300 brokers. Utilizing these services we are not reliant on any one source of inventory or customer.

                 Domestic US Telecommunications Market Analysis

Spending on PBXs, key telephone systems (KTS)/hybrid systems and voice processing equipment is expected to increase substantially as the economy continues to rebound. The PBX market will slowly expand fueled by system upgrades and add-on lines, as well as by new purchases and inroads into small systems markets traditionally served by KTS and Centrex. The majority of shipments and the fastest growth should occur in systems with 1,000 lines or less, reflecting the trend in the overall economy in which small- and medium-sized companies are acquiring the technology previously available only to large companies. The increase in the voice communications market also reflects a boost in spending on maintenance and repair.

With the world's phone lines, satellites and cables overflowing, the race is on to develop the technologies for high-speed data delivery. Deregulation, combined with the Internet-driven transformation from a voice to data telecommunications infrastructure and from analog to digital, is powering the U.S. telecommunications industry.

                                Principal Market.

Our client base is national and our business market is the ever growing small to medium sized business, which knows the value of buying "Direct". We have no geographical limitations, because of our national advertising in various trade magazines and B2B web sites and search engines.

                              Sales and Marketing.

We currently employ two in-house sales representatives who market telecom hardware and software to both new accounts and established customers. The sales call is done via telephone. Upon completion of the sale, the accounting department invoices the customer and the equipment is blind shipped via Federal Express or UPS by our chosen vendor. Payment for the phone equipment is either prepaid prior to shipment, by credit card or C.O.D.

                          Telephone Equipment Sources.

Telcom's source for new telecommunications equipment is through Satlink, which is a private satellite link for telecommunications equipment dealer, or E-bay. We will post on Satlink or E-Bay the equipment we are looking to buy. In addition, national trade publications to which we subscribe also provide sources from whom we can buy telecommunications equipment. Two trade publications we use are "The Gear" and "The Mart." We are not dependent upon any single source to purchase telecommunications equipment.

                   Dependence on One or a Few Major Customers

We do not depend on any one or a few major customers.

                  Patents, Trademarks, Franchises, Concessions,
                     Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

            Need For Government Approval for its Products or Services

We are not required to apply for or have any government approval for our products or services.

               Effect of Governmental Regulations on our Business

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of Nevada.

              Research and Development Costs for the Past Two Years

We have not expended funds for research and development costs in the past two years.

     Costs and Effects of Compliance with Environmental Laws and Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.

                              Equity Incentive Plan

We currently have no equity incentive or option plan in place.

                               Number of Employees

We currently employ two (2) employees.

                          Reports to Securities Holders

We intend to provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
----------------------------------------------------------
The following discussion is intended to provide an analysis of our financial condition and Plan of Operation and should be read in conjunction with our financial statements and the notes thereto set forth herein. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below.
                                Plan of Operation

Telcom's growth strategy for the 2004 fiscal year continues to be the increase of revenues through the sale of new and used equipment through an expansion of our sales force. Ongoing initiatives include moving even greater volumes of product sales, service and support to the Internet (web site under construction); using the Internet to improve the efficiency of our procurement and redistribution process; and further expanding an already broad range of value-added services. We have sufficient cash flow to meet our cash requirements through 2004. However, there can be no assurance we will continue to meet our cash requirements beyond the end of 2004. We intend to grow additional revenues through the acquisition of other telecom companies, which integrate into our overall business plan. To date, we have not yet identified any such companies or entered into any negotiations with any potential acquisition candidate.

                              Results of Operations

Fiscal  Year Ended  March 31,  2004 as  compared  to fiscal year ended March 31,
2003.

Total revenues for the fiscal year 2004 were $16,933 as compared to $47,422 in fiscal 2002, a decrease of $30,489, mainly due to Mr. Smith spent more time as a consultant to the industry.

Cost of goods sold for fiscal 2004 decreased by $24,134, to $8,831 from $32,965 for fiscal 2003, due to less sales volume.

General and administrative expenses in fiscal 2004 increased by $8451, to $24,717 from $16,266 for fiscal 2003 due to purchase of new office equipment and computers.

There was no interest income to report for fiscal 2004 or fiscal year 2003.

The net loss increased by $(13,700) to $(15,923) for fiscal 2004 from $(2,223) for fiscal 2003. The increase is primarily due to increased expenses and a decrease in revenues as a result of decreased sales of telephone equipment.

              Financial Condition, Liquidity and Capital Resources

At March 31, 2004, we had approximately $950 in cash and marketable securities, as compared to a balance of $8,662 at March 31, 2003. The net decrease of $7712 in cash and marketable securities is primarily due to cash used in operations.

We have historically used existing cash and readily marketable securities balances to fund operating losses and capital expenditures.

We have incurred recurring losses and had net losses aggregating $(18,146) in fiscal years ended March 31, 2004 and 2003. We intend to finance this business strategy by using our current working capital resources and cash flows from existing operations, Our sales may not be sufficient to offset related expenses.

We anticipate that our cash flow from operations, available cash and marketable securities will be sufficient to meet our anticipated financial needs for at least the next 12 months. However, in certain circumstances we may need to raise additional capital in the future, which might not be available on reasonable terms or at all. Failure to raise capital when needed could adversely impact our business, operating results and liquidity. If additional funds are raised through the issuance of equity securities, the percentage of ownership of existing stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our Common Stock. Additional sources of financing may not be available on acceptable terms, if at all.

We had no material capital resource commitments at March 31, 2004.

We intend to pursue additional customers through the sale and marketing of our products via the Internet. Additionally, we may seek partners and acquisition candidates of businesses that are complementary to our own. Such investments would be subject to our obtaining financing through issuance of debt or other securities. Any acquisitions may be dilutive to stockholders.

DESCRIPTION OF PROPERTY
------------------------
                                Office Facilities

We currently occupy executive offices located at 4790 Caughlin Pkwy, Ste 387, Reno, Nevada 89509.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
-----------------------------------------------
On December 6, 2002, we issued  5,007,000  shares of our common stock to Charles
J. Smith, our President and Director, for services rendered to Telcom in connection with the formation and organization of our company. The value of these services to Telcom was $5,007, or $0.001 per share.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
---------------------------------------------------------

                           Principal Market or Markets

Our common stock is not listed on any exchange and there is no public trading market for the common stock.

                   Approximate Number of Common Stock Holders

As of June 30, 2004 we had 5,007,000 shares of common stock issued and outstanding, held by approximately 61 shareholders.


DIVIDEND POLICY
----------------
We have never declared or paid cash dividends on our common stock and anticipate that future earnings, if any, will be retained for development of our business.


EXECUTIVE COMPENSATION
-----------------------
The following table sets forth certain information concerning the compensation paid by Telcom for services rendered in all capacities to Telcom from January 1, 2003 through the fiscal year ended December 31, 2003, of all officers and directors of Telcom.

Name and Principal                                           Underlying
Positions at 12/31/03  Salary       Bonus   Compensation      Options

--------------------------------------------------------------------------------
Charles J. Smith        $36,000      $0.00        $0.00            $0.00


SHARES ELIGIBLE FOR FUTURE SALE.
--------------------------------
Upon completion of the offering, we will have 5,007,000 shares of common stock outstanding. A current shareholder who is an "affiliate" of Telcom, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Telcom, will be required to comply with the resale limitations of Rule 144.

Purchasers of shares in the offering, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about Telcom. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

LEGAL MATTERS
--------------
The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008 will pass upon the validity of the shares offered hereby for the Company.

SECURITIES ACT INDEMNIFICATION DISCLOSURE
-----------------------------------------
Telcom's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against
public  policy  as  expressed  in  the   Securities   Act,  and  is,   therefore
unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS
-------
The financial statements of Telcom as of December 31, 2004 and 2003, included in this prospectus have been audited by Shelley International, C.P.A., independent certified public accountants, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.


TRANSFER AGENT
--------------
Our transfer agent is First American Transfer Company, 706 East Bell Road, #202, Phoenix, Arizona 85022.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE
----------------------------------------------
There have been no changes in and/or disagreements with Shelley International, C.P.A. on accounting and financial disclosure matters.

PART II - FINANCIAL STATEMENTS

Report of independent registered public accounting firm ......................25

Balance Sheet ................................................................26

Statements of Operations .....................................................27

Statements of Stockholders' Equity:...........................................28

Statements of Cash Flows:.............................. ......................29

Notes to  Financial Information: .............................................30




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ---------------------------------------------------------

To the Board of Directors/Audit Committee
TELCOM DIRECT, INC.

We have audited the accompanying balance sheets of TELCOM DIRECT, INC. (a Nevada corporation) as of March 31, 2004 and 2003 and the related statements of operations, stockholders' equity, and cash flows for the year in the period ended March 31, 2004 and the period December 6, 2002 (inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TELCOM DIRECT, INC. as of March 31, 2004 and 2003 and the related statements of operations and cash flows for the year in the period ended March 31, 2004 and the period December 6, 2002 (inception) to March 31, 2003. in conformity with U.S. generally accepted accounting principles.


Shelley International CPA

June 9, 2004
Mesa, Arizona, U.S.A.

                                     TELCOM
                                 BALANCE SHEETS

                                                           March 31,
                                                       2004         2003
                                                    ----------- -----------
                                     ASSETS
                                   ----------
Current Assets
     Cash                                            $      950   $   8,662
     Inventory                                              573         220
                                                    ----------- -----------
     Total Current Assets                                 1,523       8,882
                                                    ----------- -----------
Other Assets
     Deferred Tax Asset                                     278          0
     Loan to Shareholder                                  2,555      18,055
                                                    ----------- -----------
     Total Other Assets                                   2,833      18,055
                                                    ----------- -----------
     Total Assets                                    $    4,356      26,937
                                                    =========== ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                            $   10,114
     Customer Deposits                                                1,630
     Income Taxes Payable                                               414
     Loan from Related Party                                          6,500
                                                                -----------
     Total Current Liabilities
                                                                     18,658
                                                                ===========
Stockholders' Equity

     Common Stock, authorized
     25,000,000 shares,
     par value $0.001,
     5,007,000 shares issued and
     outstanding at March 31, 2004
     and 2003                                             5,007       5,007

     Paid in Capital                                     17,495       5,495
    Accumulated Deficit                                 (18,146)     (2,223)
                                                    ----------- -----------
     Total Stockholders' Equity                           4,356       8,279
     Total Liabilities and
     Stockholders' Equity                          $      4,356    $ 26,937
                                                    =========== ===========

The accompanying notes are an integral part of this statement.

                               TELCOM DIRECT, INC.
                            Statements of Operations


                                              Year           Period from
                                              Ended        December 6, 2002
                                             March 31,       to March 31,
                                               2004             2003
                                           ------------- ------------------
Revenue
   Sales of Equipment                      $      16,933     $       47,422
   Total Revenue                                  16,933             47,422

Costs of Goods Sold                                8,831             32,965
   Gross Profit                                    8,102             14,457

Expenses
   General and administrative                     24,717             16,266
   Total Expenses                                 24,717             16,266

Provision for Income Taxes                          (692)               414

Net Income (Loss)                          $     (15,923)    $       (2,223)
                                           ============= ==================
Basic and Diluted Earnings (Loss) per Share      a                   a
                                           ------------- ------------------
Weighted Average Number of Shares              5,007,000          5,007,000
                                           --------------------------------
a = less than $0.01


The accompanying notes are an integral part of these statements

                              TELCOM DIRECT, INC.
                       Statements of Stockholder's Equity

                                 Common Stock             Paid in   Accumulated    Total
                             Shares         Amount        Capital     Deficit     Equity
                            ----------------------------------------------------------------
Founder's Stock
at $0.00128 per share           5,007,000   $    5,007  $     1,495              $     6,502

Officer Contributed Services                                  4,000                    4,000
Net (Loss)                                                              (2,223)       (2,223)
                            ----------------------------------------------------------------
Balance, March 31, 2003         5,007,000        5,007        5,495     (2,223)        8,279
Officer Contributed Services                                 12,000                   12,000
Net (Loss)                                                              (15,923)     (15,923)
                            ----------------------------------------------------------------
Balance, March 31, 2004         5,007,000        5,007       17,495     (18,146)       4,356
                            ================================================================


The accompanying notes are an integral part of these statements

                               TELCOM DIRECT, INC.
                            Statements of Cash Flows


                                      year            Period from
                                      ended         December 6, 2002
                                     March 31,        to March 31,
                                       2004               2003
                                   ---------------  -----------------

Operating Activities

Net Income (Loss)                      $   (15,923)     $     (2,223)

Changes in Assets and Liabilities

Inventory                                    (353)              (220)
Shareholder Loan                            15,500           (18,055)
Deferred Tax Asset                            (278)
Change in Payables                         (18,658)           18,658
Services rendered for investment            12,000             4,000
                                   ---------------   ---------------
Cash from Operations                        (7,712)            2,160
                                   ---------------   ---------------
Investing Activities
Purchase of shares

Cash Used for Investments                       --

Financing Activities
Sale of common stock                                           6,502

Cash used in Financing                                         6,502

Net Change in Cash                          (7,712)            8,662
                                             8,662                --
Beginning Cash Balance

Ending Cash Balance                    $       950      $      8,662
                                   =============== =================
Significant non cash transactions
none

The accompanying notes are an integral part of these statements

                               TELCOM DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

TELCOM DIRECT, INC. (the Company) was incorporated under the laws of the state of Nevada on December 6, 2002. The Company's is to sell telephone systems for businesses. The Company purchases its equipment for resale on an as needed basis when it receives an order.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has no potentially dilutive shares outstanding. Therefore the basic and dilutive are the same.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Stock Based Compensation
The Company accounts for its stock based compensation based on provisions in SFAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising
Advertising is expensed when incurred. Advertising expense was $428 for the period ended March 31, 2003 and $696 for the year ended March 31, 2004.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue
Revenue for sales is recorded when the product is shipped to the customer. All recent sales have been COD.

NOTE 3.  STOCKHOLDERS' EQUITY

Common Stock
On December 6, 2002 the Company issued 5,007,000 shares of common stock to its founder and the then sole shareholder for $6,502.

On March 17, 2004 the sole shareholder gifted to various individuals 1,064,000 shares of common stock and retained 3,943,000 shares for himself.

The officer of the Company contributed services to the Company without cash compensation since inception. These services were on a part time basis and the associated value has been recorded at $1,000 per month.

NOTE 4.  RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities becomes available, he may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5.  PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

The total deferred tax asset is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account, the NOL.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                                                 3/31/04         3/31/03


         Tax Asset Changes                         ($278)             $0
         Valuation Account                             0               0
         Current Taxes Payable(refundable)          (414)            414
         Current Provision for Income Taxes        $(692)           $414
                                                  ---------       -------


NOTE 8. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 148      Accounting for Stock-Based Compensation-Transition and Disclosure

Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities

This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150 Financial  Instruments  with  Characteristics  of both  Liabilities and
         Equity

     This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46)

Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.


PART III - INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of Telcom. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

(a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b)  unlawful distributions; or

(c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our Bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Telcom, absent a finding of negligence or misconduct in office.

Our Bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
---------------------------------------------
Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows: The amounts set forth are estimates except for the SEC registration fee:

                                                  Amount
                                             -----------
 SEC registration fee                        $     95.15
 Printing and engraving expenses             $    200.00
 Legal fees and expenses                     $ 20,000.00
 Accountants' fees and expenses              $  3,000.00
 Transfer agent's and registrar's fees       $    750.00
     and expenses
 Miscellaneous                               $      0.00
                                             ===========
       Total                                 $ 24,045.15

The Registrant will bear all of the expenses shown above.


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------
Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On December 6, 2002, we issued  5,007,000  shares of our common stock to Charles
J. Smith, our President and Director, for services rendered to Telcom in connection with the formation and organization of our company. The value of these services to Telcom was $5,007, or $0.001 per share.

We relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Our officer and director determined the sophistication of our investors, as the investors were either business associates of, or personally known to, our officer and director. Each investor completed a subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

EXHIBITS
---------
The following exhibits are filed as part of this Registration Statement:

 Exhibit
 Number   Description
-------   ----------------------------------
  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal Opinion and Consent of Counsel
 23.1     Consent of Independent Auditors


UNDERTAKINGS
------------
The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) any deviation from the high or low end of the estimated maximum range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, Inc. pursuant to provisions of the State of Nevada or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

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UNDERTAKINGS - continued

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES
----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada, United States of America.

Telcom Direct, Inc.

By: /s/ Charles J. Smith
  ----------------------                  Date: June 30, 2004
        Charles J. Smith
        President

By: /s/ Charles J. Smith                  Date: June 30, 2004
  ----------------------
        Charles J. Smith
        Treasurer

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the date stated have signed this registration statement.

By: /s/ Charles J. Smith                  Date: June 30, 2004
  ----------------------
        Charles J. Smith
         Director



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